RADIAN GROUP INC.
EQUITY COMPENSATION PLAN

(Amended and Restated as of May 10, 2017 and May 13, 2020)

The purpose of the Radian Group Inc. Equity Compensation Plan (formerly, the Radian Group Inc. 2014 Equity Compensation Plan), as amended and restated as of May 10, 2017 and May 13, 2020 (the “Plan”), is to promote the interests of Radian Group Inc., a Delaware corporation (together with its Subsidiaries, the “Company”), by providing employees, non-employee directors, independent contractors, consultants, and advisors of the Company with appropriate incentives and by aligning their long-term interests with those of the Company’s stockholders. The Plan is the successor to the Radian Group Inc. Amended and Restated 2008 Equity Compensation Plan (the “2008 Plan”). No incentive awards have been granted under the 2008 Plan after the May 14, 2014 initial effective date of the Plan.
The amended and restated Plan was effective as of May 10, 2017, subject to approval by the Company’s stockholders (the “2017 Amendment Effective Date”) at the Company’s 2017 annual meeting of stockholders. Except for the changes made to Section 17(a), which changes shall apply to all past and future Grants made under the Plan, changes made pursuant to the 2017 amendment and restatement shall only apply to Grants made on or after the 2017 Amendment Effective Date. Except for the changes made to Section 17(a), Grants made prior to the 2017 Amendment Effective Date shall continue to be governed by the applicable Grant Letters and the terms of the Plan without giving effect to changes made pursuant to this amendment and restatement, and the Committee shall administer such Grants in accordance with the Plan without giving effect to changes made pursuant to this amendment and restatement. The Plan was amended and restated effective as of May 13, 2020, and the changes made by the May 13, 2020 amendment shall apply to outstanding and future Grants.
1.Definitions
Capitalized terms used in the Plan shall have the definitions specified or otherwise referenced in Section 23 below, unless the context otherwise requires.
2.Grants under the Plan
The following incentives may be granted under the Plan: Stock Options (as defined in Section 6(a) below), Restricted Stock Grants (as defined in Section 7 below), Restricted Stock Units (as defined in Section 7 below), SARs (as defined in Section 8 below), and Performance Share Awards (as defined in Section 9 below). Each award of an incentive under the Plan is referred to herein as a “Grant.” All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as the Committee deems appropriate and specifies in writing to the Grantee in order to evidence the Grant (including all amendments thereto, the “Grant Letter”), as long as they are not inconsistent with the Plan. Grants under any section of the Plan need not be uniform as among the Grantees receiving the same type of Grant, and Grants under two or more Sections of the Plan may be combined in one Grant Letter.

3.Shares subject to the Plan
(a)Maximum Number of Shares. Subject to adjustment as provided in Section 3(e) below, the maximum aggregate number of shares of the Company’s common stock, par value $0.001 (“Common Stock”), that may be issued under the Plan with respect to Grants made on or after the 2017 Amendment Effective Date, is 16,998,328 shares of Common Stock, which is calculated as follows: (i) 7,950,000 shares, plus (ii) the number of shares that remained available for Grants under the Plan (1,004,109 shares as of December 31, 2016), plus (iii) the number of shares of Common Stock subject to outstanding Grants that are payable in shares under the Plan , which terminate, expire, or are cancelled, forfeited, exchanged, or surrendered (up to 4,808,821 shares as of December 31, 2016), plus (iv) the number of shares of Common Stock subject to outstanding awards that are payable in shares under the 2008 Plan, which terminate, expire, or are cancelled, forfeited, exchanged, or surrendered (up to 3,235,398 as of December 31, 2016) (the “2008 Plan Shares”). The number of shares under Section 3(a)(ii) above shall be reduced by the number of shares subject to Grants made under the Plan after December 31, 2016 and before the 2017 Amendment Effective Date. The share reserve represents an increase of 7,950,000 shares under this amendment and restatement. The aggregate number of shares reserved for issuance under this Plan as of the 2017 Amendment Effective Date, including the 2008 Plan Shares, is referred to as the “2017 Plan Reserve.” If and to the extent that any outstanding award that is payable in cash under the 2008 Plan is amended to provide for payment in shares of Common Stock, such shares shall be issued under this Plan and, to the extent so amended on or after the 2017 Amendment Effective Date, shall count against the 2017 Plan Reserve as described in Section 3(d) below, as if they were Grants under this Plan. In addition, shares of Common Stock shall be issued under the Plan with respect to dividend equivalents that are credited after May 14, 2014 on outstanding awards granted under the 2008 Plan or the Company’s prior equity compensation plan, and to the extent credited on or after the 2017 Amendment Effective Date, such shares shall count against the 2017 Plan Reserve.
(b)Individual Limits.
(i)The individual limits on the number of shares that may be subject to Grants in a calendar year are as follows:
(1)The maximum aggregate number of shares of Common Stock to which Stock Options or SARs may be granted under the Plan to any individual Grantee (other than a non-employee director) during any calendar year is 1,000,000 shares, subject to adjustment pursuant to Section 3(e) below.
(2)The maximum aggregate number of shares of Common Stock to which Restricted Stock Grants, Restricted Stock Units, or Performance Share Awards may be granted under the Plan to any individual Grantee (other than a non-employee director) during any calendar year as Performance Awards under Section 10 is 1,000,000 shares, subject to adjustment pursuant to Section 3(e) below.

(3)The maximum grant date value of shares subject to Grants granted to any non-employee director during any calendar year shall not exceed $500,000 in total value. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.
(4)The foregoing individual share limits shall apply without regard to whether such Grants are to be paid in shares of Common Stock or cash.
(ii)For dividends and dividend equivalents that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, the maximum amount of cash dividends and dividend equivalents that any individual Grantee (other than a non-employee director) may accrue for any calendar year with respect to Restricted Stock Grants, Restricted Stock Units, or Performance Share Awards is $250,000.
(c)Shares Restored to the 2017 Plan Reserve. The shares issued under the Plan may be authorized but unissued shares or reacquired shares. If and to the extent that (i) Stock Options or SARs granted under the Plan terminate, expire, or are canceled without having been exercised, (ii) any shares of Restricted Stock or any Restricted Stock Units or Performance Share Awards granted under the Plan are forfeited or otherwise terminate or are cancelled without being vested or settled in full, or (iii) any outstanding awards under the 2008 Plan as of the 2017 Amendment Effective Date that are payable in shares (“2008 Plan Awards”) terminate, expire, or are canceled without having been exercised, vested or settled in full, as applicable, the shares subject to such Grant or 2008 Plan Awards shall be restored to the 2017 Plan Reserve and shall again be available for Grants under the Plan, computed as provided in Section 3(d) below. With respect to stock-based Grants that are settled solely in cash (and not Common Stock), the Common Stock on which the awards are based shall not count against the 2017 Plan Reserve. For the avoidance of doubt, the following shares shall not again be made available for subsequent Grants under the Plan: (1) shares not issued as a result of the net settlement of any Grant or 2008 Plan Award that is a stock-settled SAR; (2) shares tendered or withheld to pay the exercise price or withholding taxes related to a Grant or 2008 Plan Award; or (3) shares repurchased on the open market with the proceeds of the exercise price of any Grant or 2008 Plan Award.
(d)Flexible Plan Reserve.
(i)Each Stock Option or SAR (other than an SAR providing for settlement solely in cash, which shall not count against the 2017 Plan Reserve) granted under this Plan on or after the 2017 Amendment Effective Date shall reduce the 2017 Plan Reserve available for grant under the Plan by one (1) share for every share subject to such Grant.
(ii)Each Restricted Stock Grant, Grant of Restricted Stock Units, or Performance Share Award (other than a Grant providing for settlement solely in cash, which shall not count against the 2017 Plan Reserve) granted under this Plan on or after the 2017 Amendment Effective Date (collectively, “Full Value Grants”) shall reduce the

2017 Plan Reserve available for grant under the Plan by 1.31 shares for every share subject to such Full Value Grant.
(iii)To the extent that shares subject to Stock Options or SARs granted under the Plan, or 2008 Plan Awards that are stock options or stock-settled stock appreciation rights, are restored to the 2017 Plan Reserve through the operation of clause (i) or (iv) of Section 3(c) above, such shares shall increase the 2017 Plan Reserve available for grant under the Plan by one (1) share for each share so restored. To the extent that shares subject to Full Value Grants under the Plan are restored to the 2017 Plan Reserve through the operation of clause (ii) of Section 3(c) above, such shares shall increase the 2017 Plan Reserve available for grant under the Plan by 1.31 shares for each share so restored. To the extent that shares subject to full value grants under the 2008 Plan are restored to the 2017 Plan Reserve through the operation of clause (iv) of Section 3(c) above, such shares shall increase the 2017 Plan Reserve available for grant under the Plan by the applicable formula used under the 2008 Plan (1.19 shares for each share restored for full value grants made on or after the effective date of the 2011 plan restatement and 1.14 shares for each share restored for full value grants made on or after the effective date of the 2009 plan restatement and before the effective date of the 2011 plan restatement).
(e)Adjustment upon Changes in Capitalization. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company’s capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding Grant, any performance goals, and other terms, as applicable. Any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.
4.Administration
(a)Composition of Committee. The Plan shall be administered and interpreted by the Compensation and Human Resources Committee of the Board or such other committee of the Board as may be appointed from time to time by the Board (the “Committee”); provided, however, that grant decisions made hereunder shall be made by at least two members of the Committee, each of whom shall be (i) “outside directors” as defined under Section 162(m) of the Code, (ii) “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, and (iii) “independent directors” under the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed. Subject to the requirements above in Sections 4(a)(i), (ii), and (iii), a majority of the independent directors of the Company, in their sole discretion, may exercise any or all authority of the Committee under the Plan in lieu of the Committee, and in such instances references herein to the Committee shall be deemed to refer to such directors.
(b)Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall have the sole authority to determine: (i) who from among the Eligible Participants will receive Grants under the Plan; (ii) the type, size, and terms of each Grant under the Plan; (iii) the time when each Grant will be made and the duration and terms of any exercise, vesting or restriction periods (subject to the limitations on vesting set forth in the Plan); (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; (v) whether any Grant shall be subject to any non-competition, non-solicitation, confidentiality, clawback, or other covenants or conditions; and (vi) any other matters arising under the Plan. Subject to the requirements in Section 4(a), the actions of a majority of the members of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall constitute actions of the Committee for purposes of the Plan; provided, however, that the Committee may also act by delegated authority pursuant to Section 4(c) below. The Committee shall have full power and discretionary authority to administer and interpret the Plan and to adopt or amend such rules, procedures, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants under the Plan. No person acting under this Section 4 shall be held liable for any action or determination made with respect to the Plan or any Grant under the Plan, except for the willful misconduct or gross negligence of such person. All Grants shall be made conditional upon the Participant’s acknowledgment, by acceptance of the Grant (whether electronic or otherwise), that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.
(c)Delegation and Administrative Action. The Committee may delegate to one or more separate committees (any such committee, a “Subcommittee”) composed of at least two members of the Committee who meet the requirements of Sections 4(a)(i), (ii), and (iii), one of whom shall be the member then serving as the chairman of the Committee, the ability to make Grants, as provided in Section 4(b) above, and to exercise all powers of the Committee described herein. Any such actions of a Subcommittee shall be treated for all purposes as if taken by the Committee. The Committee may also delegate to the Chief Executive Officer of the Company the authority to make Grants under the Plan to employees, independent contractors, consultants, and advisors who are not subject to the restrictions of Section 16(b) of the Exchange Act, provided the Grants are not intended to meet the requirements of “qualified performance based compensation” pursuant to the requirements of Section 162(m) of the Code and provided the Grants are made in accordance with appropriate parameters set by the Committee in accordance with applicable law. Furthermore, the Committee may delegate certain administrative matters under the Plan to such other officer or officers of the Company as determined in the Committee’s discretion, and such administrator(s) may have the authority to execute and distribute Grant Letters in accordance with the Committee’s determinations, to maintain records relating to the granting, vesting, exercise, forfeiture or expiration of Grants, to process or oversee the issuance of shares or cash upon the exercise, vesting and/or settlement of a Grant, and to take such other administrative actions as the Committee may specify. Any delegation by the Committee pursuant to this Section 4(c) shall be subject to such conditions and limitations as may be determined by the Committee and shall be subject to and limited by applicable law or regulation, including without limitation the General Corporation Law of the State of Delaware and the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed.
5.Eligibility for Participation
(a)Eligibility. Employees of the Company, non-employee members of the Board, and independent contractors, consultants, and advisors to the Company shall be eligible to participate in the Plan (referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”). Only Eligible Participants who are employees of the Company shall be eligible to receive Performance Share Awards. All Eligible Participants shall be eligible to receive Stock Options, Restricted Stock Grants, Restricted Stock Units, and SARs. Those Eligible Participants who are selected by the Committee to receive Grants under the Plan are referred to individually as a “Grantee” and collectively as the “Grantees.”
(b)Continued Service. With respect to a Grantee who is an employee of the Company, a leave of absence by the Grantee, if in accordance with Company policy or otherwise approved by the Company, shall not be deemed a termination or interruption of the continuous employment of the Grantee for purposes of the Plan. For purposes of this Plan, unless provided otherwise by the Committee in the Grant Letter, a Participant’s employment or service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company as an employee, non-employee member of the Board, independent contractor, consultant, or advisor or a change in the Company entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s continuous employment or service to the Company. For the avoidance of doubt, the provisions of the Plan that refer to “retirement” and “disability” shall not apply to a Grantee who is an independent contractor, consultant, or advisor.
6.Stock Options
(a)Grant and Number of Shares. The Committee may grant stock options that are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Stock Options”), in accordance with the terms and conditions set forth in this Section 6. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each Stock Option.
(b)Exercise Price. The option exercise price per share of each Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant (as determined pursuant to this subsection (b)). For valuation purposes under the Plan, the “Fair Market Value” of a share of Common Stock shall be the closing price at which the Common Stock shall have been sold regular way on the New York Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales, or, if at any time the Common Stock shall not be listed on the New York Stock Exchange, the Fair Market Value as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.
(c)Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.
(d)Vesting of Options; Restrictions on Shares; Acceleration of Vesting. The Committee shall determine the vesting terms for Stock Options. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. The vesting period for any Stock Option shall be a minimum of one year from the grant date; provided however, that up to 10% of the number of shares subject to the 2017 Plan Reserve as set forth in this Plan may be subject to Grants with a shorter or no vesting period, restriction period, or performance period, as applicable. Notwithstanding the foregoing, the vesting of Stock Options may accelerate as determined by the Committee and specified in the Grant Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.
(e)Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Company or its designee. Unless other arrangements satisfactory to the Company are made, no shares of Common Stock shall be issued on the exercise of a Stock Option unless the exercise price and applicable tax withholding are paid in full at the time of exercise. Payment for shares of Common Stock purchased upon the exercise of a Stock Option shall be made (i) in cash or, (ii) if so permitted by the Committee and subject to such conditions as may be established by the Committee, (1) by tendering (actually or by attestation) shares of Common Stock owned by the Grantee and valued at the then Fair Market Value thereof, (2) by having shares subject to the exercisable Stock Option withheld to pay the exercise price, with the shares valued at the then Fair Market Value thereof, (3) by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise, or (4) by any combination of the foregoing. The shares of Common Stock so purchased will be issued and delivered to the person entitled thereto or, at the Company’s sole discretion, by book entry into a brokerage or other account designated by the Company for such purpose. No person shall have any rights as a stockholder with respect to any share of Common Stock covered by a Stock Option unless and until such person shall have become the holder of record of such share. Except as otherwise permitted in Section 3(e) hereof, no adjustment shall be made for dividends or dividend equivalents (ordinary or extraordinary, whether in cash, securities, or other property or distributions or other rights) with respect to Stock Options.
7.Restricted Stock Grants and Restricted Stock Units

The Committee may (i) issue shares of Common Stock to an Eligible Participant subject to such restrictions as the Committee shall determine (a “Restricted Stock Grant”), or (ii) grant to an Eligible Participant the right to receive shares of Common Stock, or, if so designated in the Grant Letter, cash equal to the Fair Market Value of shares of Common Stock, upon the lapsing of such restrictions as the Committee shall determine (“Restricted Stock Units”).
(a)General Requirements. All conditions and restrictions imposed under each Restricted Stock Grant or Grant of Restricted Stock Units, including (as applicable) the employment or service period and the performance period, during which the Restricted Stock Grant or Restricted Stock Units will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the “Restriction Period.” The restrictions imposed under any Restricted Stock Grant or grant of Restricted Stock Units shall lapse on such date or dates as the Committee may specify. In the case of a Restricted Stock Grant, on the grant date, the specified number of shares of Restricted Stock shall be issued subject to the provisions of this Section 7. In the case of Restricted Stock Units, on the grant date, the Company shall credit to a bookkeeping account established on its records the specified number of Restricted Stock Units awarded to the Grantee (without the creation of any trust or segregated account).
(b)Number of Shares and Form of Payment. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each Restricted Stock Grant or the number of Restricted Stock Units to be granted. Payments with respect to Restricted Stock Units may be made in cash, in Common Stock, or in a combination of the two, as determined by the Committee and specified in the Grant Letter.
(c)Requirement of Employment or Service Relationship with Company. Except as otherwise specified in the Grant Letter, if the Grantee’s employment or service relationship with the Company terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant or Grant of Restricted Stock Units shall terminate as to all shares covered by the Grant for which the restrictions have not lapsed, and in the case of Restricted Stock, such shares shall be immediately forfeited to the Company. The Restriction Period for any Restricted Stock Grant or Grant of Restricted Stock Units that is based solely upon a continuing employment or service relationship with the Company shall be a minimum of three years from the grant date, and the Restriction Period for any Restricted Stock Grant or Grant of Restricted Stock Units that is based upon performance criteria shall be based upon performance over a minimum period of one year; provided however, that up to 10% of the number of shares subject to the 2017 Plan Reserve as set forth in this Plan may be subject to Grants with a shorter or no vesting period, restriction period, or performance period, as applicable. Notwithstanding the foregoing, the lapse of the restrictions on a Restricted Stock Grant or Grant of Restricted Stock Units may accelerate as determined by the Committee and specified in the Grant Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.
(d)Restrictions on Transfer and Issuance of Stock Certificates. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock for which the restrictions have not yet lapsed, except to a Successor

Grantee pursuant to Section 11(a) below. The Grantee shall not be entitled to the delivery of any stock certificate or certificates representing unrestricted shares subject to a Restricted Stock Grant or a Grant of Restricted Stock Units until any and all restrictions on such Grant and shares shall have lapsed. With respect to a Restricted Stock Grant, the Company may issue shares subject to such restrictive legends or stop-transfer instructions as it deems appropriate, and may provide for the escrow or retention of custody of such shares, including in book-entry form, during the Restriction Period.
(e)Restricted Stock Grants—Stockholder Rights; Dividends. In the case of a Restricted Stock Grant, except as provided in this Section 7 and except as the Committee otherwise specifies, during the Restriction Period, the Grantee shall have all of the rights of a stockholder with respect to the shares subject to the Restricted Stock Grant, including the right to vote the shares and the right to receive any cash dividends, as described below. Any such dividends on Restricted Stock Grants shall accrue and be subject to the same restrictions as the underlying Restricted Stock Grant, such restrictions shall lapse at the same time as the restrictions on the underlying Restricted Stock Grant lapse, and, except as provided otherwise in the Grant Letter, the vested dividends shall become payable at the same time as the restrictions on the underlying Restricted Stock Grant lapse (unless the dividends are deferred pursuant to Section 409A of the Code). Unless otherwise specified in the Grant Letter, accrued dividends will not accrue interest.
(f)Restricted Stock Units—No Stockholder Rights; Dividend Equivalents. In the case of Restricted Stock Units, during the Restriction Period, the Grantee shall not have any of the rights of a stockholder with respect to the shares subject to such Restricted Stock Units, including voting or dividend rights, and shall be an unsecured creditor of the Company. The Committee may provide in the Grant Letter that the Grantee shall be entitled to dividend equivalent rights with respect to Restricted Stock Units as and when dividends are payable on Common Stock. Any such dividend equivalents shall be credited to the Grantee’s bookkeeping account on the dividend payment date and shall be accrued as a cash obligation or additional Restricted Stock Units, as determined by the Committee. Unless otherwise specified in the Grant Letter, deferred dividend equivalents will not accrue interest. The restrictions with respect to any dividend equivalents underlying Restricted Stock Units shall lapse at the same time as the restrictions on the underlying Restricted Stock Units lapse, and, except as provided otherwise in the Grant Letter, the vested dividend equivalents shall become payable at the same time as the underlying Restricted Stock Units are payable (unless the dividend equivalents are deferred pursuant to Section 409A of the Code).
(g)Settlement. With respect to Restricted Stock Grants, and Restricted Stock Units that are to be settled in shares of Common Stock, during a period specified in the Grant Letter, the Company shall cause the applicable number of shares of Common Stock to be issued in the name of, and delivered to, the Grantee at the Company’s corporate headquarters in Philadelphia, Pennsylvania or, at the Company’s sole discretion, by book entry into a brokerage or other account designated by the Company for such purpose, whereupon the Grantee shall have all of the rights of a stockholder with respect to such shares. Fractional shares will be paid in cash. Settlement of Restricted Stock Units that are payable in cash shall be made during a period specified in the Grant Letter.
8.Stock Appreciation Rights
(a)General Provisions. The Committee may grant stock appreciation rights (“SARs”) as provided in this Section 8. The Committee may grant stand-alone SARs, or may grant SARs in conjunction with all or part of any Stock Option granted under the Plan. The exercise price of each SAR shall not be less than the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.
(b)Number of SARs. The Committee shall determine the number of SARs granted to any Grantee.
(c)Settlement Amount. Upon a Grantee’s exercise of SARs, the Grantee shall receive in settlement of such SARs an amount equal to the stock appreciation for the number of SARs exercised, payable in cash, Common Stock, or a combination thereof (as determined by the Committee and specified in the Grant Letter). The “stock appreciation” for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the exercise price of the SAR.
(d)Exercise Period. The Committee shall determine the option exercise period of each SAR Grant. The exercise period shall not exceed ten years from the date of grant.
(e)Manner of Exercise. A Grantee may exercise an SAR by delivering a duly completed notice of exercise to the Company or its designee. Unless other arrangements satisfactory to the Company are made, no shares of Common Stock or cash shall be issued upon the exercise of an SAR unless the applicable tax withholding is paid in full at the time of exercise as described in Section 17(a). If shares of Common Stock are issued upon exercise of an SAR, such shares will be issued and delivered to the person entitled thereto or, at the Company’s sole discretion, by book entry into a brokerage or other account designated by the Company for such purpose. No person shall have any rights as a stockholder with respect to any share of Common Stock covered by an SAR unless and until such person shall have become the holder of record of such share. Except as otherwise permitted in Section 3(e) hereof, no adjustment shall be made for dividends or dividend equivalents (ordinary or extraordinary, whether in cash, securities, or other property or distributions or other rights) with respect to SARs.
(f)Vesting of SARs; Restrictions on Shares; Acceleration of Vesting. The Committee shall determine the vesting terms for SARs. The Committee may impose upon the shares of Common Stock issuable upon the exercise of an SAR such restrictions as it deems appropriate and specifies in the Grant Letter. The vesting period for any SAR shall be a minimum of one year from the grant date; provided however, that up to 10% of the number of shares subject to the 2017 Plan Reserve may be subject to Grants with a shorter or no vesting period, restriction period, or performance period, as applicable. Notwithstanding the foregoing, the vesting of SARs may accelerate as determined by the Committee and specified in the Grant

Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.
9.Performance Share Awards
(a)General Provisions. The Committee may grant Performance Share Awards (“Performance Share Awards”) to employees of the Company as provided in this Section 9. A Performance Share Award shall entitle the Grantee to receive shares of Common Stock or cash upon settlement of the Performance Share Award, contingent upon the satisfaction of specified performance goals established by the Committee and such other terms as the Committee deems appropriate. The terms and conditions of each Performance Share Award, including the Grantee, the target number of shares thereunder, the performance goals, the award term, and the formula, method, or matrix for determining payout, shall be determined by the Committee and shall be set forth in the Grant Letter.
(b)Number of Shares; Accounts; Form of Payment. The Committee, in its sole discretion, shall determine the target number of shares of Common Stock that will be subject to each Performance Share Award. Payments with respect to Performance Share Awards may be made in cash or shares of Common Stock, as determined by the Committee and specified in the Grant Letter. The actual number of shares or amount of cash that may be paid upon settlement of a Performance Share Award will be determinable at the conclusion of the performance period or as otherwise determined by the Committee and specified in the Grant Letter. The Company shall establish on its records and maintain a bookkeeping account in which shall be recorded the number of shares of Common Stock subject to a Performance Share Award (without the creation of any trust or segregated account).
(c)Vesting of Performance Share Awards; Restrictions on Shares; Acceleration of Vesting. The Committee shall determine the vesting terms and performance goals for Performance Shares Awards. The performance goals for Performance Share Awards shall be based on performance over a minimum period of one year, provided, however, that up to 10% of the number of shares subject to the 2017 Plan Reserve may be subject to Grants with a shorter or no vesting period, restriction period, or performance period, as applicable. Notwithstanding the foregoing, the vesting of Performance Share Awards may accelerate as determined by the Committee and specified in the Grant Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.
(d)Settlement. With respect to Performance Share Awards that are to be settled in shares of Common Stock, during a period specified in the Grant Letter following the conclusion of the performance period, the Grantee shall receive in settlement of such Performance Share Award a number of shares of Common Stock as may be determined in accordance with the Grant Letter. Fractional shares will be paid in cash. Settlement of Performance Share Awards that are payable in cash shall be made during a period specified in the Grant Letter.

(e)No Rights as a Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the shares subject to outstanding Performance Share Awards, including voting or dividend rights, and shall be an unsecured creditor of the Company. The Committee may provide in the Grant Letter that the Grantee shall be entitled to dividend equivalent rights as and when dividends are payable on Common Stock. Any such dividend equivalents shall be credited to the Grantee’s bookkeeping account on the dividend payment date and shall be accrued as a cash obligation or additional Performance Share Awards, as determined by the Committee and specified in the Grant Letter. Unless otherwise specified in the Grant Letter, dividend equivalents will not accrue interest. Any dividend equivalents underlying Performance Share Awards shall vest at the same time as the underlying Performance Share Awards vest, and, except as provided otherwise in the Grant Letter, the vested dividend equivalents shall become payable at the same time as the underlying Performance Share Awards become payable (unless such dividend equivalents are deferred pursuant to Section 409A of the Code).
10.Qualified Performance Based Compensation
(a)Designation as Qualified Performance-Based Compensation. The Committee may determine that Restricted Stock Grants, a Grant of Restricted Stock Units, or Performance Share Awards made to an Eligible Participant shall be considered “qualified performance-based compensation” under Section 162(m) of the Code (a “Performance Award”), in which case such Performance Award shall be contingent upon the achievement of pre-established objective performance goals and other terms as set forth in this Section 10.
(b)Performance Goals. When Performance Awards are granted under this Section 10, the Committee shall establish in the Grant Letter (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall be intended to satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable pursuant to Grants identified by the Committee as “qualified performance-based compensation.”
(c)Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings, operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, , risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions, or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Grantees.
(d)Timing of Establishment of Goals. Achievement of performance goals with respect to a Performance Award shall be measured over a performance period as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain, and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period.
(e)Performance Award Pool. The Committee may establish a performance award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of performance goals based on one or more of the business criteria set forth in Section 10(c) above during the performance period. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Grants may be made as rights to payment of a specified portion of the award pool.
(f)Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Letter after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter.
(g)Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash or shares of Common Stock, at the discretion of the Committee and as set forth in the Grant Letter.

(h)Stockholder Approval for Performance-Based Awards. The Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of this Section 10, if Performance Awards are to be made after such time and if required by Section 162(m) of the Code or the regulations thereunder.
(i)Disability, Death, or Other Circumstances. To the extent consistent with Section 162(m) of the Code, the Committee may provide in the Grant Letter that Performance Awards shall be payable, in whole or in part, in the event of the Grantee’s termination of employment or service, retirement, disability, or death, a Change of Control, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.
(j)Impact of Unusual or Infrequently Occurring Items or Changes in Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. To the extent permitted by Section 162(m) of the Code, in setting the performance goals within the period prescribed in Section 10(d), the Committee may provide for adjustment as it deems appropriate, including for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; severance, contract termination, and other costs related to exiting, modifying, or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; stock compensation costs and other non-cash expenses; unrealized gains and losses relating to fair valuations of derivatives; any unusual or infrequently occurring items, as described in applicable Accounting Principles Board opinions and/or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; business or other structural changes in the total shareholder return peer group; and any other specified non-operating items as determined by the Committee in setting performance goals.
(k)Status of Performance Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under this Section 10 constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 10 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan as in effect on the effective date of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
11.Transferability of Options and Grants

(a)Restrictions on Transferability. Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative) may exercise rights under a Grant except as otherwise stated herein and in Section 11(b) below. No individual Grantee may transfer those rights except (i) by will or by the laws of descent and distribution, or (ii) as may be provided under Section 11(b) below. Upon the death of an individual Grantee, the legal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person’s right to receive the benefit of the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
(b)Stock Options and SARs. Notwithstanding the foregoing, the Committee may provide in its sole discretion that a Grantee may transfer Stock Options or SARs to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that any such transfer shall not be for value, the Grantee shall receive no consideration for the transfer of such Stock Options or SARs, and the transferred Stock Options or SARs shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer.
12.Change of Control of the Company
(a)Change of Control. As used in this Plan, a “Change of Control” shall be deemed to have taken place if (i) any Person (except for an employee or his or her family, the Company, or any employee benefit plan of the Company or of any Affiliate, or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 40% or more of the shares of the Company then outstanding and entitled to vote for directors generally, (ii) any Person (except an employee and his or her family), together with all Affiliates and Associates of such Person, purchases substantially all of the assets of the Company, or (iii) during any 24-month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of at least 75% of the directors who were not directors at the beginning of such period was approved by a vote of at least 75% of the directors in office at the time of such election or nomination who were directors at the beginning of such period.
(b)Affiliate, Associate, Person, Beneficial Owner. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act; “Person” shall mean any individual, firm, corporation, partnership, or other entity (which, for the avoidance of doubt, does not include the United States government, any of its states, or any of their respective political subdivisions, departments, agencies, or instrumentalities), as determined by the Committee in its sole discretion; and a Person shall be deemed the “Beneficial Owner” of any securities:
(1)that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase, or exchange;
(2)that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 under the Exchange Act), including without limitation, pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this subsection (ii) as a result of an oral or written agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable successor report); or
(3)to the extent that such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing) with any other Person for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in the proviso to subsection (ii) above), or disposing of any voting securities of the Company, in which case such Person shall be the Beneficial Owner of all securities that are Beneficially Owned, directly or indirectly, by such other Person (or any Affiliate or Associate thereof) within the meaning of subsection (i) or (ii) above; provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.
(c)Effect of Change of Control. The following provisions shall apply in the event of a Change of Control:
(1)Unless otherwise set forth in a Grant Letter, if there is a Change of Control of the Company, and if Grants remain outstanding after the Change of Control (or are assumed by, or converted to similar awards with equivalent value as of the date of the Change of Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Company or its successor terminates a Grantee’s employment without cause (as defined in the Grant Letter) during the 90 days before, or upon or within one year after, the Change in Control, the Grantee’s outstanding Stock Options and SARs shall vest and become exercisable, any restrictions on Restricted Stock Grants shall lapse and other Grants shall become payable. In that event, Grants that are based on performance goals will vest and be payable at their target value, unless otherwise set forth in a Grant Letter.
(2)Unless otherwise set forth in a Grant Letter, if there is a Change of Control of the Company, and if Grants do not remain outstanding after the Change of Control (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Change of Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), then all outstanding Stock Options and SARs shall immediately vest and become exercisable, any restrictions on Restricted Stock Awards shall lapse, and all other Grants shall become payable as of the date of the Change of Control. In that event, Grants that are based on performance goals will vest and be payable at their target value, unless otherwise set forth in a Grant Letter.
(3)Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Change of Control on Grants as the Committee deems appropriate. In addition to other actions, in the event of a Change of Control of the Company, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Grantee: (i) the Committee may determine that outstanding Stock Options and SARs shall be fully exercisable, restrictions on outstanding Restricted Stock Grants shall lapse, and other Grants shall become payable upon the Change in Control or upon specified terminations of employment or service, including retirement, death, or disability, or at such other time as the Committee determines; (ii) the Committee may require that Grantees surrender their outstanding Stock Options and SARs for cancellation and the Grantees shall receive one or more payments by the Company, in cash, Common Stock, or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Grantee’s unexercised Stock Options and SARs exceeds the exercise price, and on such terms as the Committee determines; (iii) after giving Grantees an opportunity to exercise their outstanding Stock Options and SARs, the Committee may terminate any or all unexercised Stock Options and SARs at such time as the Committee deems appropriate; or (iv) with respect to Grantees holding Restricted Stock Units or Performance Share Awards, the Committee may determine that such Grantees shall receive one or more payments in settlement of such Grants, in such amount and form and on such terms as may be determined by the Committee. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share exercise price of a Stock Option or SAR, the Company shall not be required to make any payment to the participant upon surrender of the Stock Option or SAR. Any acceleration, surrender, termination, settlement, or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.
13.Dissolution, Liquidation or Winding Up
If the Company is to be dissolved or liquidated, then the Committee may, in its discretion, take any of the actions set forth in Section 12(c).
14.Amendment and Termination of the Plan and Grants
(a)Amendment. The Board may amend or terminate the Plan at any time, provided that the approval by the stockholders of the Company shall be required in respect of any amendment to the extent then required by applicable law (including the Code) or by the regulations of the U.S. Securities and Exchange Commission or the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed.
(b)Termination of Plan. The Plan shall terminate on May 9, 2027, unless earlier terminated by the Board or unless extended by the Board with the approval of the stockholders.
(c)Termination and Amendment of Outstanding Grants.
(i)General. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents, unless the Committee acts under Section 22(c) below or as described below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(c) below or may be amended by mutual agreement of the Company and the Grantee which is consistent with the Plan; provided, however, that an amendment of the Plan or of the Grant that merely accelerates the vesting or extends the post-termination exercise period of the Grant or that does not adversely affect the Grant shall become effective without the consent of the Grantee.
(ii)No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities. This Section 14(c)(2) is intended to govern the repricing or exchange of “underwater” Stock Options and SARs and shall not be construed to prohibit the adjustments provided for in Section 3(e) of this Plan.
15.Funding of the Plan
The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
16.Rights of Eligible Participants
Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant, advisor, or otherwise.
17.Tax Matters
(a)Withholding of Taxes. The Company shall have the right to deduct from all Grants paid in cash any federal, state, or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, subject to such terms as the Compensation Committee may approve, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company’s obligation to issue or transfer shares of Common Stock in connection with any Grant shall be conditioned upon the Grantee’s compliance with the requirements of this Section 17(a) to the satisfaction of the Committee.
(b)Deferrals and Code Section 409A. The Committee, in its sole discretion, may permit a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered under the Plan. In the event of such a deferral, the Committee may, if applicable, provide that the payment of dividend equivalents attributable thereto shall be also deferred until such time as the Grant will be settled in accordance with the Grantee’s deferral election. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. The Committee may establish such rules and procedures as it may deem advisable and in the best interests of the Company in the event that Section 409A of the Code is implicated by any transaction under the Plan.
(c)Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If a

Grant is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. If any Grant is subject to Section 409A of the Code and payment is subject to the execution of a release of claims in favor of the Company and its affiliates, in no event shall the timing of a Grantee’s execution of the release result in the Grantee designating, directly or indirectly, the calendar year of payment, and if such a payment that is subject to execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year. Any Grant granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 60 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.
18.Agreements with Grantees
Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve. In the event of a conflict between the provisions of the Plan and the provisions of any Grant Letter, the provisions of the Plan shall control.
19.Requirements for Issuance of Shares
No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, or official interpretation thereof, and certificates representing such shares maybe legended to reflect any such restrictions. Any such restrictions are in addition to and not in lieu of the restrictions on shares provided for elsewhere in the Plan, including in Section 7 hereof in the case of Restricted Stock or Restricted Stock Units.
20.Non-U.S. Grants

In order to conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Grantee, the Committee may (a) modify the terms and conditions of Grants to Grantees employed or engaged outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances, and (c) take any action which it deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions, or approvals with respect to the Plan. The decision to grant non-US Grants or to establish subplans shall be at the sole discretion of the Committee. The Committee may amend, modify, or terminate any subplans at any time, and such amendment, modification, or termination may be made without prior notice to the Grantees. The Company, Subsidiaries, Affiliates, and members of the Committee shall not incur any liability of any kind to any Grantee as a result of any change, amendment, or termination of any subplan at any time. The benefits and rights provided under any subplan or by any non-US Grants (a) are wholly discretionary and, although provided by either the Company, a Subsidiary, or Affiliate, do not constitute regular or periodic payments, and (b) are not to be considered part of the Grantee’s salary or compensation under the Grantee’s employment or service with the Grantee’s local employer for purposes of calculating any severance, resignation, redundancy, or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. If a subplan is terminated, the Committee may direct the payment of non-US Grants (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments, subject to applicable law.
21.Effective Dates
(a)Effective Date of the Plan. The Plan was first effective as of May 14, 2014. The 2017 amendment and restatement was effective May 10, 2017, upon approval by the Company’s stockholders. This amendment and restatement shall be effective May 13, 2020.
(b)Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall remain in effect for so long as the Common Stock is registered under the Exchange Act.
22.Miscellaneous
(a)Company Policies. All Grants granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time.
(b)Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor, consultant, or advisor of another corporation or other entity, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving the Company and such entity. Any such Grant shall be made in substitution for a stock option, restricted stock grant, or other incentive award granted by such entity, but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.
(c)Compliance with Law. Notwithstanding anything in the Plan or any Grant Letter to the contrary, the Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may, in its sole discretion, agree to limit its authority under this Section 22(c). All Grants shall be subject to any required approvals by any governmental or regulatory agencies. Notwithstanding anything in this Plan or a Grant Letter to the contrary, the Plan, the Grant Letter, and a Grant awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions, or governmental guidance that becomes applicable in the event of the Company’s participation in any governmental programs, and the Committee reserves the right to modify a Grant Letter and a Grant as necessary to conform to any restrictions imposed by any such laws, regulations, restrictions, or governmental guidance or to conform to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Grant, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to such modifications.
(d)Governing Law. Except to the extent preempted by any applicable federal law, the Plan and the Grant Letters shall be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.
(e)Severability. In the event any provision of the Plan or of any Grant Letter shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or Grant Letter, and the Plan or Grant Letter shall be construed or enforced as though the illegal or invalid provision had not been included.
(f)Headings. The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a Section of the Plan, the content of the Section shall control.

23.Index of Defined Terms
For purposes of the Plan:
“Affiliate” is defined in Section 12(b).
“Associate” is defined in Section 12(b).
“Beneficial Owner” is defined in Section 12(b).
“Board” shall mean the Board of Directors of Radian Group Inc. The term “director” shall refer to an individual member of the Board.
“Change of Control” is defined in Section 12(a).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” is defined in Section 4(a).
“Common Stock” is defined in Section 3(a).
“Company” is defined in the preamble to the Plan. For purposes of the Plan, the term “Company” includes Radian Group Inc. and all of its Subsidiaries as a group.
“Eligible Participant” is defined in Section 5(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
The “Fair Market Value” of a share of Common Stock shall be as determined in Section 6(b).
“Full Value Grants” is defined in Section 3(d).
“GAAP” is defined in Section 10(j).
“Grant” is defined in Section 2.
“Grantee” is defined in Section 5.
“Grant Letter” is defined in Section 2.
“Performance Award” is defined in Section 10(a).
“Performance Share Awards” is defined in Section 9(a).
“Person” is defined in Section 12(b).

“Plan” shall mean this Radian Group Inc. Equity Compensation Plan as defined in the preamble, as the same may be amended from time to time.
A share of “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to a Restricted Stock Grant.
“Restricted Stock Grant” is defined in Section 7.
“Restricted Stock Units” is defined in Section 7.
“Restriction Period” is defined in Section 7(a).
“SAR” is defined in Section 8(a).
“Stock Option” is defined in Section 6(a).
“Subcommittee” is defined in Section 4(c).
“Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50% of the combined voting power of all outstanding securities of such entity.
“Successor Grantee” is defined in Section 11(a).
“2008 Plan” is defined in the preamble to the Plan.
“2008 Plan Awards” is defined in Section 3(c).
“2008 Plan Shares” is defined in Section 3(a).
“2017 Amendment Effective Date” is defined in the preamble to the Plan.
“2017 Plan Reserve” is defined in Section 3(a), subject to adjustment from time to time as provided in Section 3.
* * *
The 2017 amendment and restatement of the Radian Group Inc. 2014 Equity Compensation Plan was adopted by the Board of Directors of the Company on February 8, 2017, and was approved by the stockholders of the Company at the annual meeting of stockholders held on May 10, 2017. The Plan was further amended and restated on May 13, 2020.
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